UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2008
MedQuist Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ	08054

(address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (856) 206-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 27, 2008, Stephen Rusckowski, the chairman of the Board of Directors (the “Board”) of MedQuist Inc. (the “Company”), informed the Company of his resignignation from the Board effective upon the election of his replacement. Mr. Rusckowski’s resignation was not due to any disagreement with the Company.
In accordance with the terms of the Governance Agreement by and between Koninklijke Philips Electronics N.V. (“Philips”) and the Company dated May 22, 2000 (the “Governance Agreement”), on May 28, 2008 Philips nominated, and the Board subsequently elected, Edward Siegel to the Board. Mr. Siegel will be deemed to be “Purchaser Director” under the Governance Agreement. Philips is the Company’s majority shareholder, owning approximately 69.5% of the Company’s common stock. There are no transactions in which Mr. Siegel has an interest requiring disclosure under Item 404(a) of Regulation S-K.
In addition to appointing Mr. Siegel to the seat vacated by Mr. Rusckowski, the Board also elected Gregory M. Sebasky to be its chairman.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.
Date: June 2, 2008	By:	/s/ Mark R. Sullivan
		Name:	Mark R. Sullivan
		Title:	General Counsel, Chief Compliance Officer & Secretary